                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          FIRST AUSTRALIA FUND, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                                  MIRA, L.P.
--------------------------------------------------------------------------------
  (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:_______________________________________________

     (2) Aggregate number of securities to which transaction applies:_______________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):___________________________

     (4)  Proposed maximum aggregate value of
transaction:_______________________________________________

     (5)  Total fee paid:__________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________

     (2)  Form, Schedule or Registration Statement No.:_________

     (3)  Filing Party:_________________________________________

     (4)  Date Filed:___________________________________________

                                 PRESS RELEASE

November 15, 2000

     Mira, L.P. ("Mira") announced today that it has reached an agreement with EquitiLink Holdings Limited, EquitiLink Limited, EquitiLink International Management Limited, and EquitiLink U.S.A., Inc. to purchase 2,742,461 shares of the common stock of First Australia Fund, Inc. (the "Fund"). One outcome of this agreement is that Mira has ended its efforts to solicit proxies in opposition to the Fund's proposals for a new management agreement and new advisory agreement (the "New Agreements") with EquitiLink to be voted on at a Special Meeting of Shareholders on November 30, 2000. Mira will now vote all of its shares in favor of the New Agreements and urges all of the Fund's shareholders to do the same. Mira is, therefore, officially withdrawing its proxy solicitation in opposition to the New Agreements proposed by the Fund.